Exhibit 99.1

MRU Holdings Announces Results for First 9 Months of Fiscal Year 2008

Student Loan Originations Increase 92% to Approximately $230 Million for the First 9 Months of FY 2008 vs. Increase of 13% in Core Operating Costs, Demonstrating Growing Scale of Business Model

NEW YORK, May 15, 2008 /PRNewswire-FirstCall via COMTEX News Network/ -- MRU Holdings, Inc. (Nasdaq: UNCL), a specialty finance company that provides federal and private student loans through its consumer brand MyRichUncle(R) and its relationships with private label partners, today announced results for the first 9 months of its fiscal year 2008, whereby it increased student loan originations to $230.2 million versus $119.8 million for the same period in the prior year, an increase of 92%. In the same 9 month period, the operating expenses for the Company’s student loan origination business grew to $30.5 million, an increase of 13% versus the same period last year, indicating markedly increased scale and efficiency of the Company’s business model.

For the third quarter of FY 2008, the company originated $42.8 million of loans. The third quarter is normally a slow quarter as students have limited needs for additional borrowing during this period and borrowing during this quarter tends to come from consumers with out of season needs who traditionally have lower quality credit profiles than those borrowing during the peak season and, as such, a lower percentage of the applicants meet the Company’s stringent underwriting criteria.

MRU Holdings, since its inception, has had a very conservative underwriting policy with a strong focus on long term factors such as income and repayment capacity post graduation in addition to the traditional credit metrics utilized by its competitors. The benefits of this approach have manifested themselves in the Company’s portfolio performance, which is significantly better than its major competitors and the industry averages in terms of delinquencies and forbearance. This has allowed the Company to maintain its liquidity and capacity to lend in a market where many larger competitors have ceased operations due to either a lack of liquidity or heavy credit losses. The Company believes that this strategy will allow the Company to go to market with the highest quality portfolio of loans as it seeks to complete a private loan securitization, subject to market conditions, during the current quarter.

“Our goal this quarter was to generate highly securitizable loans at a yield that reflected the new market environment in terms of cost of funds. We believe that we are one of the few private student loan originators that currently have liquidity to lend during the upcoming peak season and as we get a securitization or sale of our existing portfolio completed, we believe we will have a significant competitive advantage in originating new private student loans. That will be the appropriate time to ramp up marketing”, said Vishal Garg, Chief Financial Officer, MRU Holdings.

From a cost of customer acquisition perspective, the Company’s core cost of acquisition in the first nine months of the year has declined over 50% versus the prior fiscal year to less than 5% of private loan originations. “Our other major goal was to continue to increase efficiencies in marketing and origination costs, which we believe today are comparable if not better than those of our much larger competitors even though we believe our underwriting criteria is much more conservative,” said Raza Khan, President, MRU Holdings.

About MRU Holdings, Inc.

MRU Holdings, Inc. (Nasdaq: UNCL) is a publicly traded specialty finance company that provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The Company has a renowned brand name "MyRichUncle(TM)" and highly scalable origination infrastructure. The Company utilizes these assets to provide private and federal loans to students. MRU distinguishes itself from the competition as it does not take a "one-size fits all" approach to designing student loan products, allowing itself and its marketing partners to create a student loan offering that directly addresses their specific customer needs. Additional information concerning the Company is available at http://www.MRUHoldings.com.

About MyRichUncle

From its inception in 2000, MyRichUncle has been at the forefront of innovation for education finance, most recently focusing on the growth market of student loans. Since the launch of its student loan program in the summer of 2005, MyRichUncle has originated over $400 million in private and federal student loans using its breakthrough underwriting platforms and innovative technology to deliver competitively priced products and services to borrowers. In May 2006, the Company launched Preprime(TM), the first and only student loan that allows students to qualify for loans based on individual merit, rather than credit history alone. In June 2006, MyRichUncle launched its Federal student loans with upfront interest rate reductions at repayment. Dedicated to reshaping the student loan industry to function in the best interests of the students, founders Vishal Garg and Raza Khan and their team are committed to delivering the most innovative solutions for their customers. The Company and its founders have been recognized by Fast Company's Fast 50 (2006) and listed among BusinessWeek.com's Tech's Best Young Entrepreneurs (2006). For more information, visit http://www.myrichuncle.com.

Safe Harbor Statement

The information provided herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations and/or its financial condition. These forward- looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in the Company's business, as disclosed by the risk factors contained in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2007 and subsequent quarterly reports on Form 10-Q. The Company cautions that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The forward-looking statements contained herein are made as of the date hereof and the Company does not assume any obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

For media inquiries:
Karin Pellmann - Vice President Public Relations
Phone: 212-444-7541 - Email: kpellmann@mruholdings.com

UNCLF

MRU HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2008 AND 2007
(unaudited)
(Dollars in thousands - except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
		(Restated)		(Restated)

Interest Income:
Loan portfolio interest income - private student loans	$2,295	$2,242	$4,666	$5,124
Loan portfolio interest income - federal student loans	444	41	870	104
Origination fee revenue - private loans	178	32	218	78
Interest Income - Residual Interest	343	-	1,105	-
Other Interest income	225	78	591	375
Total interest income	3,485	2,393	7,450	5,681

Interest Expense:
Facility interest and origination bank costs	2,108	1,754	4,989	4,139
Other Interest expense	375	4	744	7
Total interest expense	2,483	1,758	5,733	4,146

Net Interest Income	1,002	635	1,717	1,535
Valuation reserve provision - private student loans	815	283	3,643	2,449
Net interest income after valuation provision	187	352	(1,926)	(914)

Non-interest income
Securitization income (loss), net	(2,270)	-	1,795	-
Subscription and service revenue	1,501	709	4,275	722
Origination processing fees	140	111	680	353
Master Oversight Fee	28	-	79	-
Other non-interest income	-	10	-	11
Total non-interest income	(601)	830	6,829	1,086

Non-interest expense:
Corporate general and administrative expenses	4,236	3,376	12,284	7,128
Sales and marketing expenses	2,299	2,582	9,541	8,023
Operations expenses	1,219	1,242	5,380	3,751
Technology development	902	691	2,817	2,151
Referral marketing costs - private student loans	382	224	1,521	725
Consulting and hosting	103	58	209	80
Cost of subscription and service revenue	336	-	1,379	-
Servicing and custodial costs	181	119	378	256
Legal expenses	610	397	1,425	860
Other operating expenses	396	366	927	564
Depreciation and amortization	1,620	959	2,476	4,035
Total non-interest expense	12,284	10,014	38,337	27,573

(Loss) before provision for income taxes	(12,698)	(8,832)	(33,434)	(27,401)
Provision for income taxes	-	-	-	-

Net (Loss)	$(12,698)	$(8,832)	$(33,434)	$(27,401)

Preferred Stock Dividends	(484)	(776)	(1,687)	(2,093)

Net (loss) applicable to common shares	$(13,182)	$(9,608)	$(35,121)	$(29,494)

Net (Loss) per basic and diluted shares	$(0.42)	$(0.47)	$(1.22)	$(1.60)

Weighted average number of common shares outstanding	31,669	20,658	28,880	18,401

The accompanying notes are an integral part of these condensed consolidated financial statements